As filed with the Securities and Exchange Commission on April 9, 1999
                                                      Registration No. 333-70673
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 ---------------

                 POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8* TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                 ---------------

                            THE FAIRCHILD CORPORATION
               (Exact name of registrant as specified in charter)


           Delaware                                     34-0728587
   (State of Incorporation)                (I.R.S. Employer Identification No.)

            45025 Aviation Drive, Suite 400, Dulles, Virginia 20166
                                 (703) 478-5800
                    (Address of Principal Executive Offices)
                                 ---------------

                             Banner Aerospace, Inc.
                 1996 Non-Employee Director Stock Option Plan**
      Stock Award Agreement for Philippe Hercot dated September 13, 1996**
              1990 Non-Qualified and Incentive Stock Option Plan**
                            (Full title of the plans)
                                 ---------------

                             Donald E. Miller, Esq.
                            Executive Vice President
                          General Counsel and Secretary
                            The Fairchild Corporation
             45025 Aviation Drive, Suite 400, Dulles, Virginia 20166
                                 (703) 478-5800
 (Name, address and telephone number, including area code, of agent for service)
                                 ---------------

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the provisions of Rule 401(e) and the procedure described herein. See "INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS."

     ** Each such Stock Option Plan to be assumed by The Fairchild Corporation following the effectiveness of the merger of MTA, Inc. with and into Banner Aerospace, Inc. pursuant to an Agreement and Plan of Merger dated as of January 11, 1999

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                               Proposed        Proposed
                                                                Amount         maximum         maximum         Amount of
                  Title of each class of                        to be       offering price    aggregate        registra-
                securities to be registered                   registered      per share     offering price     tion fee
--------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, $0.10 par value per share...........      843,538           N/A             (1)             (1)

==============================================================================================================================

(1) Registration fee with respect to these shares was previously paid in connection with the filing of Registrant's Registration Statement on Form S-4 (File No. 333-70673) which was declared effective March 25, 1999. See "INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS." below.

              INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

     The Fairchild Corporation amends its registration statement on form S-4 (No. 333-70673) by filing this post-effective amendment No. 1 on form S-8 relating to shares of Fairchild Class A common stock, $0.10 par value per share issuable upon the exercise of stock options granted under Banner Aerospace, Inc.'s 1996 Non-Employee Director Stock Option Plan, the Stock Award Agreement for Philippe Hercot dated September 13, 1996, the 1990 Non-Qualified and Incentive Plan, and any amendments to these stock option plans.

     On April 8, 1999, Banner Aerospace, Inc. merged with Fairchild and Fairchild acquired the remaining 15 percent of Banner that it did not already own. Banner is now a wholly-owned subsidiary of Fairchild. Each share of Banner common stock, other than stock owned by Fairchild, was converted into the right to receive .7885 shares of Fairchild's Class A common stock. Fairchild will issue approximately 2,981,452 shares of its Class A common stock in exchange for the outstanding shares of Banner common stock. In addition, each outstanding option to acquire Banner common stock under Banner's stock option plans was converted into the right to purchase on exercise the number of shares of Fairchild Class A common stock that they would have received as merger consideration had the options been exercised before the merger, except that each option, to the extent not then exercisable, became exercisable in full on the date of the merger.

     The designation of this post-effective amendment as Registration No. 333-70673 denotes that this post-effective amendment relates only to the shares of Fairchild Class A common stock issuable upon exercise of options under these stock option plans and that this is the first post-effective amendment to the registration statement filed with respect to these shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The information listed below, which has been filed by the registrant with the Commission, is specifically incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1998 a copy of which is attached as Appendix B to the Registration Statement;

          (b) Quarterly Reports on Form 10-Q for the periods ended September 27, 1998 and December 27, 1998 as amended by Form 10-Q/A dated March 25, 1999, a copy of which is attached as Appendix C to the Registration Statement; and

          (c) Current Reports on Form 8-K dated March 12, 1998, April 23, 1998, June 26, 1998, December 29, 1998 and April 9, 1999.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Experts

     The consolidated financial statements of Fairchild as of June 30, 1997 and 1998 and for the three years in the period ended June 30, 1998 incorporated by reference in the Registration Statement have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report thereto, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in giving said report. The consolidated financial statements of Edwards and Lock Management Corporation, doing business as Special-T Fasteners, as of March 31, 1997 and 1996 and for the three years in the period ended March 31, 1997 incorporated by reference in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereto, and are incorporated by reference upon the authority of said firm as experts in giving said reports. The financial statements of Nacanco Paketleme Sanayi ve Ticaret A.S. for the three years ended December 31, 1997 have been audited by Basaran Serbest Muhasebeci Mali Musavirlika A.S., independent public accountants, as indicated in their report with respect thereto and are incorporated by reference in reliance upon the authority of the firm as experts in giving the report.

     Legal Opinion

     The validity of Fairchild Class A Common Stock has been passed upon for Fairchild by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

     The registrant's Bylaws provide that the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of registrant), by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that it incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; or

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however that paragraphs 4(i) and 4(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (5) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York on this 8th day of April 1999.

                            THE FAIRCHILD CORPORATION


                            By:  /s/ Donald E. Miller
                                 ------------------------------
                                 Donald E. Miller
                                 Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 8, 1999.


            Signature                          Title

/s/ JEFFREY J. STEINER*         Chairman of the Board, Chief Executive Officer
----------------------------
  Jeffrey J. Steiner

/s/ MICHAEL T. ALCOX*           Director
----------------------------
   Michael T. Alcox

/s/ MELVILLE R. BARLOW*         Director
----------------------------
   Melville R. Barlow

/s/ MORTIMER M. CAPLIN*         Director
----------------------------
  Mortimer M. Caplin

/s/ COLIN M. COHEN*             Senior Vice President, Chief Financial Officer,
----------------------------     Controller and Director, Principal Accounting
                                 Officer, Principal Financial Officer
    Colin M. Cohen

/s/ PHILIP DAVID*               Director
----------------------------
     Philip David

/s/ ROBERT E. EDWARDS*          Director
----------------------------
   Robert E. Edwards

 /s/ HAROLD J. HARRIS*          Director
----------------------------
   Harold J. Harris

/s/ DANIEL LEBARD*             Director
----------------------------
    Daniel Lebard

/s/ JACQUES S. MOSKOVIC*       Senior Vice President and Director
----------------------------
    Jacques S. Moskovic

/s/ HERBERT S. RICHEY*         Director
----------------------------
    Herbert S. Richey

/s/ MOSHE SANBAR*              Director
----------------------------
    Moshe Sanbar

/s/ ROBERT A. SHARPE II*       Senior Vice President--Operations and Director
----------------------------
    Robert A. Sharpe II

/s/ ERIC I. STEINER*           President, Chief Operating Officer and Director
----------------------------
    Eric I. Steiner

---------------
*  By Attorney-in-Fact

                                INDEX TO EXHIBITS

                            THE FAIRCHILD CORPORATION
                   EXHIBITS TO POST EFFECTIVE AMENDMENT NO. 1
                                 ON FORM S-8 TO
                       REGISTRATION STATEMENT ON FORM S-4


   Exhibit No.                        Description

     3.1 Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit "C" of Registrant's Proxy Statement dated October 27, 1989).

     3.2 Registrant's Amended and Restated By-Laws, as amended as of November 21, 1996 (incorporated by reference to Registrant's quarterly Form 10-Q for the quarter ended December 29, 1996).

     4.1 Specimen of Class A Common Stock certificate (incorporated by reference to Registration Statement No. 33-15359 on Form S-2).

     4.2 Specimen of Class B Common Stock certificate (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1989 (the "1989 10-K")).

     5.1* Opinion of Cahill Gordon & Reindel as to the legality of the Common
          Stock.

     10(iii)(a) 1990 Non-Qualified and Incentive Stock Option Plan of Banner
          Aerospace, Inc., amended as of May 29, 1996, is incorporated herein by reference to Exhibit A of the Definitive Proxy Statement of Banner Aerospace, Inc. dated and filed July, 26, 1996 with respect to the Annual Meeting of Stockholders held on September 13, 1996.

     10(iii)(b) Amendment dated as of January 1, 1997, to 1990 Non-Qualified and
          Incentive Stock Option Plan is incorporated herein by reference to Exhibit A of the Definitive Proxy Statement of Banner Aerospace, Inc. dated and filed on August 8, 1997 with respect to the Annual Meeting of Stockholders held on September 12, 1997.

     10(iii)(c) 1996 Non-Employee Director Stock Option Plan of Banner
          Aerospace, Inc. is incorporated herein by reference to Exhibit B of the Definitive Proxy Statement of Banner Aerospace, Inc. dated and filed July 26, 1996 with respect to the Annual Meeting of Stockholders held on September 13, 1996.

     10(iii)(l)** Stock Award Agreement for Philippe Hercot dated September 13,
          1996.

     23.1** Consent of Arthur Andersen LLP, independent public accountants.

     23.2** Consent of Basaran Serbest Muhasebeci Mali Musavirlik A.S, a member of PricewaterhouseCoopers.

     23.3* Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

     24.1* Power of Attorney (set forth on the signature page of Amendment No. 1 to the Registration Statement).

---------------

*    Previously filed
**  Filed herewith